Exhibit 31.1

SARBANES-OXLEY SECTION 302(a) CERTIFICATION

I, Alan L. Wells, Chief Executive Officer of Iowa Telecommunications Services, Inc., certify that:

1. I have reviewed this annual report on Form 10-K/A of Iowa Telecommunications Services, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2010	/s/ ALAN L. WELLS
Alan L. Wells President, Chief Executive Officer and Director Principal Executive Officer Iowa Telecommunications Services, Inc.